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Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3) and related Prospectuses of Sabre Holdings Corporation and Sabre Inc. and to the incorporation by reference therein of our report dated January 13, 2003, with respect to the consolidated financial statements and schedule of Sabre Holdings Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Dallas, Texas
March 27, 2003

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  Exhibit 23.4
CONSENT OF INDEPENDENT AUDITORS